The Money Store Residential Loan Notes	Record Date:10/31/03
Series 1998-I	Determination Date 11/12/03
Statement To Certificateholder	Distribution Date: 11/17/03

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1	60935FAP5	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

A-4	60935FAS9	6.51500%	23,496,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

A-5	60935FAT7	7.17000%	17,989,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

M-1	60935FAU4	7.27000%	22,500,000.00	5,417,016.05	32,818.09	1,677,335.10	0.00	1,710,153.19	3,739,680.95
Factors per Thousand					1.45858178	74.54822667		76.00680844	166.20804222

M-2	60935FAV2	7.49500%	19,000,000.00	10,592,695.74	66,160.21	0.00	0.00	66,160.21	10,592,695.74
Factors per Thousand					3.48211632	0.00000000		3.48211632	557.51030211

B	60935FAW0	8.40000%	13,500,000.00	7,526,389.08	52,684.72	0.00	0.00	52,684.72	7,526,389.08
Factors per Thousand					3.90257185	0.00000000		3.90257185	557.51030222

Pool I			200,000,000.00	23,536,100.87	151,663.02	1,677,335.10	0.00	1,828,998.12	21,858,765.77
Totals					0.75831510	8.38667550		9.14499060	109.29382885

GP	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand

Totals			200,000,000.00	23,536,100.87	151,663.02	1,677,335.10	0.00	1,828,998.12	21,858,765.77

The Bank of New York
Structured Finance Services	James Curd
101 Barclay Street, 8W	212-815-6093
New York, New York 10286	jcurd@bankofny.com

The Money Store Residential Loan Notes	Record Date: 10/31/03
Series 1998-I	Determination Date: 11/12/03
Statement To Certificateholder	Distribution Date: 11/17/03
6

		Certificate Information

		Current Interest	Carry Forward
		Requirement	Amount

	A-1	0.00	0.00
	A-2	0.00	0.00
	A-3	0.00	0.00
	A-4	0.00	0.00
	A-5	0.00	0.00
	B	52,684.72	0.00
	M-1	32,818.09	0.00
	M-2	66,160.21	0.00

	Applied Realized Loss Amount	Unpaid Realized Loss Amount	Interest Shortfall Carryforward Amount

A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

The Bank of New York
Structured Finance Services	James Curd
101 Barclay Street, 8W	212-815-6093
New York, New York 10286	jcurd@bankofny.com

The Money Store Residential Loan Notes	Record Date: 10/30/03
Series 1998-I	Determination Date: 11/12/03
Statement To Certificateholder	Distribution Date: 11/17/03
6

Schedule of Remittance

Aggregate Amount Received	1,978,899.39

Monthly Advance (incl. Comp Int.)	0.00
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	(11,259.10)
(Servicer Fee)	(6,388.37)
(Contingency Fee)	(6,388.37)
(Late Charges)	(6,238.91)
(Escrow)	(10,081.31)

(40,356.06)

Available Remittance Amount	1,938,543.33

EXHIBIT O	Outstanding Balance	27,879,877.03

	# Accounts	1,461

Fees

Contingency Fee	6,388.37
Expense Account	784.54
FHA Premium Amount	984.27
Servicer Fee	6,388.37

Prior Three Months Weighted Average Mortgage Interest Rates
7/03	8/03	9/03
13.777%	13.789%	13.795%

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	200	3,285,920.45	11.79%
Delinquent 30-59 Days	64	1,124,741.30	4.03%
Delinquent 60-89 Days	28	460,785.03	1.65%
Delinquent 90 and over	23	361,422.68	1.30%
Loans in Foreclosure	6	215,212.30	0.77%
REO Property	5	236,980.69	0.85%

Totals	326	5,685,062.45	20.39%

The Bank of New York
Structured Finance Services	James Curd
101 Barclay Street, 8W	212-815-6093
New York, New York 10286	jcurd@bankofny.com

The Money Store Residential Loan Notes	Record Date: 10/31/03
Series 1998-I	Determination Date: 11/12/03
Statement To Certificateholder	Distribution Date: 11/17/03
6

Collateral Information

Accelerated Principal Distribution	66,595.38
Adjusted Mortgage Interest Rate	12.255
Aggregate Beginning Principal Balance of Loans	29,557,212.13
Aggregate Ending Principal Balance of Loans	27,879,877.03
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct.	984.27
Available Maximum Subordination Amount	7,604,173.00
Compensating Interest	123.03
Curtailments	77,433.94
Excess and Monthly Payments	111,637.54
FHA Claims Filed	0.00
FHA Claims Paid	0.00
FHA Claims Pending	14,033.70
FHA Payments Denied	0.00
FHA and Related Payments Received	0.00
GP Remittance Amount Payable	0.00
Interest Received	351,505.12
Payments and Reimbursments to the Servicers pursuant to:
section 4.04 (b)	0.00
section 4.04 (c)	0.00
section 4.04 (d)ii	0.00
section 4.04 (e)	0.00
section 4.04 (f)I	12,776.74
Payment of Certificate Remittance Amount (Owner Trustee)	107,776.40

Principal Prepayments (Number / Amount)	64	1,421,668.24
Realized Losses (Current / Cumulative)	66,595.38	30,701,557.21
Reimbursable Amount		0.00
Reserve Amount		0.00
Specified Subordinated Amount		6,021,111.26
Spread Amount		6,021,111.26
WAC		13.795%
WAM		164.209
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.808%

Trigger Event Calculation
1.	(i) Exceeds 50% of (ii)	No
	(i) Sixty-day Delinquency Ratio		4.57%
	(ii) Senior Enhancement Percentage		100.00%

2.	Both(a) and (b) occur	Yes
	(a) Either (x) or (y) occur		Yes
	(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		3.88%
	(y) The Cumulative Realized Losses exceeds $28,200,000 and (b) either (x) or (y)		30,701,557.21 Yes
	(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		3.88%
	(y) The Cumulative Realized Losses exceed $9,400,000		30,701,557.21
If 1) or 2) is “YES” then trigger event is in effect		Yes

The Bank of New York
Structured Finance Services	James Curd
101 Barclay Street, 8W	212-815-6093
New York, New York 10286	jcurd@bankofny.com